Exhibit 99.1
May 5, 2010
Trident Microsystems Reports Results for First Quarter Ended Mar. 31, 2010
SUNNYVALE, Calif., May 5, 2010 /PRNewswire via COMTEX News Network/ — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its quarter ended Mar. 31, 2010. Results for the quarter include approximately eight weeks of contribution from product lines acquired from NXP B.V., a transaction that closed on Feb. 8, 2010.
For the quarter, the company reported net revenues of $90.4 million, which compares with $31.9 million in the prior sequential quarter and $6.9 million in the quarter ended Mar. 31, 2009. The company reported a net loss for the quarter of $3.9 million, or $0.03 per share, on a generally accepted accounting principles (“GAAP”) basis. Net loss for the quarter includes a net benefit of $33.5 million related to the NXP transaction, consisting of negative goodwill of $48.5 million offset by $15.0 million of intangibles amortization and acquisition-related expenses. Net loss for the quarter also includes $8.4 million of restructuring charges related to previously announced integration plans. The net loss for the first quarter of 2010 compares with a net loss of $23.4 million, or $0.34 per share in the prior sequential quarter and a net loss of $16.6 million, or $0.27 per share, in the quarter ended Mar. 31, 2009.
Non-GAAP Results
Non-GAAP net loss for the quarter was $25.8 million, or $0.20 per share, which compares with a non-GAAP net loss of $15.6 million, or $0.22 per share, in the prior sequential quarter and a non-GAAP net loss of $14.4 million, or $0.23 per share, in the quarter ended Mar. 31, 2009. A detailed reconciliation between GAAP and non-GAAP net loss is provided in a table following the non-GAAP consolidated statements of operations.
Sylvia Summers, Trident’s chief executive officer, said, “We accomplished the first phase of a significant integration in the first quarter, successfully closing the NXP transaction and completing approximately eight weeks of combined operations. We are on track to deliver a June quarter in line with earlier guidance and to achieve non-GAAP operating breakeven as early as the end of the year.”
Outlook
For the quarter ending June 30, 2010 (the first full quarter reflecting the contribution of the acquired NXP product lines) Trident is providing the following outlook. The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
Quarter ending June 30, 2010:
•	Net revenues are expected to be in the range of $150 million to $165 million.

•	Non-GAAP gross margins are expected to be in the range of 27% to 28%.

•	Non-GAAP operating expenses are expected to be in the range of $67 million to $70 million, with research and development expenses in the range of $47 million to $49 million and selling, general and administrative expenses of approximately $20 million to $21 million.

•	Non-GAAP operating loss is expected to be in the range of $23 million to $26 million.

•	Provision for income taxes is expected to be approximately $1 million.

•	Restructuring charges are expected to be in the range of $3 million to $6 million. These charges are not included in the guidance for non-GAAP operating loss.

•	Cash as of the end of the quarter is expected to be in the range of $95 million to $105 million.
     Investor Conference Call
     Date: Wednesday, May 5, 2010
     Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)
     Domestic Dial-In: 866-761-0748
     International Dial-In: 617-614-2706
     Passcode: 74564440
A replay of the conference call will be available for two weeks, beginning on May 5, 2010 and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 27096394. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net loss that is GAAP net loss adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net loss is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net loss by adjusting GAAP net loss for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table following non-GAAP Consolidated Statements of Operations.

Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the second quarter of fiscal year 2010, expected restructuring activity, and our ability to breakeven by the end of 2010. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines from NXP, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, the availability of wafers from our suppliers, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of innovative multimedia semiconductor solutions for digital televisions and set-top boxes — at the heart of today’s digital home. Trident has been making bold moves to expand its market, deepen and more fully leverage its Intellectual Property (IP) portfolio, and drive the evolution of the “connected home.” Its acquisition of NXP Semiconductors’ set-top box and television product lines in 2010 establishes Trident as one of the top three semiconductor providers to both the TV and set-top box markets. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
TRID-IR

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands)	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$129,983	$147,995
Accounts receivable, net	84,553	4,582
Inventories	26,631	14,536
Note receivable from related party	10,126	—
Prepaid expenses and other current assets	33,945	13,962

Total current assets	285,238	181,075

Property and equipment, net	36,014	26,168
Intangible assets, net	127,180	5,635
Goodwill	7,851	7,851
Long-term note receivable from related party	20,348	—
Other assets	19,428	7,764

Total assets	$496,059	$228,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,278	$18,883
Accounts payable to related party	34,887	2,401
Accrued expenses and other current liabilities	66,852	27,068
Income taxes payable	4,372	1,696

Total current liabilities	126,389	50,048
Long-term income taxes payable	21,597	22,262
Deferred income tax liabilities	94	94
Other long-term liabilities	4,870	—

Total liabilities	152,950	72,404

Stockholders’ equity
Preferred stock	—	—
Common stock	175	71
Additional paid-in capital	428,621	237,827
Accumulated deficit	(85,687)	(81,809)

Total stockholders’ equity	343,109	156,089

Total liabilities and stockholders’ equity	$496,059	$228,493

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2010	2009	2009
Net revenues	$90,404	$31,918	$6,852

Cost of revenues	76,618	26,673	6,391

Gross profit	13,786	5,245	461
% of net revenues	15.2%	16.4%	6.7%

Research and development expenses	37,215	16,162	11,434
% of net revenues	41.2%	50.6%	166.9%

Selling, general and administrative expenses	20,136	11,143	3,626
% of net revenues	22.3%	34.9%	52.9%
Goodwill impairment	—	—	1,432
% of net revenues	—	—	20.9%
Restructuring charges	8,395	50	41
% of net revenues	9.3%	0.2%	0.6%

Operating loss	(51,960)	(22,110)	(16,072)
% of net revenues	(57.5)%	(69.3)%	(234.6)%
Loss on investment	(209)	—	—
Gain on acquisition	48,490	—	—
Interest and other income (expense), net	526	(561)	1,287

Loss before income taxes	(3,152)	(22,671)	(14,785)
% of net revenues	(3.5)%	(71.0)%	(215.8)%
Provision for (benefit from) income taxes	726	700	1,819
% of net revenues	0.8%	2.2%	26.5%

Net loss	$(3,878)	$(23,371)	$(16,604)

% of net revenues	(4.3)%	(73.2)%	(242.3)%

Basic and diluted net loss per share	$(0.03)	$(0.34)	$(0.27)
Shares used in basic and diluted per share computation	129,969	69,506	61,829

TRIDENT MICROSYSTEMS, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2010	2009	2009
Net revenues	$90,404	$31,918	$6,852
Cost of revenues	65,068	25,579	5,321

Gross profit	25,336	6,339	1,531
% of net revenues	28.0%	19.9%	22.3%
Research and development expenses	35,850	15,217	10,382
% of net revenues	39.7%	47.7%	151.5%
Selling, general and administrative expenses	15,117	5,437	5,004
% of net revenues	16.7%	17.0%	73.0%

Operating loss	(25,630)	(14,315)	(13,855)
% of net revenues	(28.4)%	(44.8)%	(202.2)%
Interest and other income (expense), net	508	(561)	1,280

Loss before income taxes	(25,122)	(14,876)	(12,575)
% of net revenues	(27.8)%	(46.6)%	(183.5)%
Provision for income taxes	726	700	1,819
% of net revenues	0.8%	2.2%	26.5%

Net loss	$(25,848)	$(15,576)	$(14,394)

	(28.6)%	(48.8)%	(210.1)%

Basic and diluted net loss per share	$(0.20)	$(0.22)	$(0.23)
Shares used in basic and diluted per share computation	129,969	69,506	61,829

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except per share data)	2010	2009	2009
GAAP gross profit	$13,786	$5,245	$461
Amortization of acquisition-related intangible assets (1)	10,216	974	628
Stock-based compensation expense (2)	104	120	145
Impairment of goodwill and intangible assets (3)	1,230	—	294
Restructuring Charges (7)	—	—	3

Non-GAAP gross profit	$25,336	$6,339	$1,531

GAAP Research and development expenses	$37,215	$16,162	$11,434
Amortization of acquisition-related intangible assets (1)	485	—	—
Stock-based compensation expense (2)	880	945	1,340
Software license fees (4)	—	—	(288)

Non-GAAP Research and development expenses	$35,850	$15,217	$10,382

GAAP Selling, general and administrative expenses	$20,136	$11,143	$5,058
Amortization of acquisition-related intangible assets (1)	755	51	76
Stock-based compensation expense (2)	(320)	1,146	1,318
Impairment of goodwill and intangible assets (3)	—	—	1,735
Stock options related professional fees (5)	226	(66)	(3,075)
Acquisition-related expenses (6)	4,358	4,575	—

Non-GAAP Selling, general and administrative expenses	$15,117	$5,437	$5,004

GAAP net loss	$(3,878)	$(23,371)	$(16,604)
Gross profit reconciliation	11,550	1,094	1,070
Research and development expenses reconciliation	1,365	945	1,052
Selling, general and administrative expenses reconciliation	5,019	5,706	54
Restructuring Charges (7)	8,395	50	41
(Gain) loss on investment	209	—	(7)
(Gain) on acquisition (8)	(48,508)	—	—

Non-GAAP net loss	$(25,848)	$(15,576)	$(14,394)

GAAP basic and diluted net loss per share	$(0.03)	$(0.34)	$(0.27)

Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.22)	$(0.23)

Shares used in basic and diluted per share computation	129,969	69,506	61,829

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(7)	Management believes that restructuring charges are not directly associated with the Company’s core operating performance.

(8)	Management believes that Gain on acquisition is not directly associated with the Company’s core operating performance.